Exhibit 99.1

Waters Corporation Appoints Pearl S. Huang to Board of Directors

MILFORD, Mass. – Dec. 10, 2020 – Waters Corporation (NYSE:WAT) today announced that Dr. Pearl S. Huang, President and CEO of Cygnal Therapeutics and venture partner at Flagship Pioneering, has been appointed as a Director of Waters Corporation, effective January 1, 2021.

“We are pleased to welcome Pearl to the Waters Board of Directors,” said Dr. Flemming Ornskov, Chairman of the Board. “Pearl is a distinguished executive with significant scientific expertise in the discovery of biologics, small molecule and nucleic acid-based therapies, as well as a proven track record in drug discovery and the development of clinical trials. We look forward to benefitting from Pearl’s perspectives and believe she will add even greater value to Waters’ distinguished board of scientists and business leaders.”

“Pearl brings a tremendous blend of scientific expertise, global experience and an entrepreneurial spirit that is vital for Waters as we look to grow our product and services footprint in both pharmaceutical and clinical laboratories around the world,” said Dr. Udit Batra, CEO and President, Waters Corporation. “We are very fortunate to have Pearl join us and I look forward to working with her on our journey ahead.”

“Waters holds an essential position as a pioneering innovator whose products and services enable essential innovation in the life, food and materials sciences,” said Dr. Huang. “I’m honored and excited to work with the Board as well as Udit and the leadership team to leverage my experience to help Waters pursue opportunities for growth in the burgeoning pharma and biopharma industries.”

Dr. Huang is President and CEO of Cygnal Therapeutics and venture partner at Flagship Pioneering. She currently serves on the boards of Cygnal Therapeutics and KSQ Therapeutics. She previously held senior roles within the pharmaceutical industry, including Senior Vice President and Global Head of Therapeutic Modalities at Roche and Vice President and Global Head of Discovery Academic Partnerships at GSK. Dr. Huang co-founded BeiGene in 2010 and served as its Chief Scientific Officer. Before BeiGene, she led teams in oncology discovery at both Merck and GSK. She has received multiple awards and recognitions throughout her career. In 2020, Dr. Huang was named to the PharmaVOICE 100, a list of the most inspiring leaders in the life sciences, and was featured by FiercePharma as one of the Fiercest Women in Life Sciences. She received her undergraduate degree in life sciences from the Massachusetts Institute of Technology and a Ph.D. in molecular biology from Princeton University.

Additional Resources

•	Waters Board of Directors

•	Connect with Waters via Twitter, Facebook and LinkedIn

34 Maple Street Milford, MA 01757-3696 U.S.A.    [T] 508.478.2000    [T] 1.800.252.4752    [F] 508.872.1990    [W] www.waters.com

About Waters Corporation (www.waters.com)

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Dr. Huang’s appointment. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

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Contact:

Kevin Kempskie

Corporate Communications

Waters Corporation

kevin_kempskie@waters.com

617-413-4333

34 Maple Street Milford, MA 01757-3696 U.S.A.    [T] 508.478.2000    [T] 1.800.252.4752    [F] 508.872.1990    [W] www.waters.com